EXHIBIT 10-7
EXECUTION COPY

SITE LEASE

Dated as of July 1, 2007

between

FIRSTENERGY GENERATION CORP., as Site Lessor

and

MANSFIELD 2007 TRUST A as Site Lessee

SALE AND LEASEBACK OF A 16.8885% UNDIVIDED INTEREST IN BRUCE MANSFIELD PLANT UNIT 1

TABLE OF CONTENTS

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SITE LEASE

                This SITE LEASE (as the same may be amended, modified or supplemented, this “Site Lease”), dated as of July 1, 2007 between FIRSTENERGY GENERATION CORP., an Ohio corporation (“Site Lessor” or “FGCO”), and MANSFIELD 2007 TRUST A, a Delaware statutory trust (“Site Lessee” or “Lessor”).

WITNESSETH:

                WHEREAS, Site Lessor, a direct, wholly-owned subsidiary of FirstEnergy Solutions Corp. and an indirect, wholly-owned subsidiary of FirstEnergy Corp., owns a 93.825% undivided interest in the fee interest in and to those certain parcels of real property located near Shippingport, Pennsylvania described in Exhibit A attached hereto (such parcels, together with all rights of way, easements, permits and other appurtenances now in existence or hereinafter created, collectively, the “Facility Site”); and

                WHEREAS, concurrently herewith, Site Lessor will sell, assign and convey to Site Lessee an undivided 16.8885% ownership interest in and to the Facility (which interest is defined in Appendix A to the Participation Agreement referred to below as the “Undivided Interest”) which includes, without limitation, that certain fully scrubbed coal-fired generating facility with a net demonstrated capacity of 830 MW and all other improvements situated upon the Facility Site (such fully scrubbed coal-fired generating facility is more fully defined in Exhibit A to the Participation Agreement); and

                WHEREAS, Site Lessee desires to lease from Site Lessor, and Site Lessor desires to lease to Site Lessee, a 16.8885% undivided leasehold interest in the Facility Site, as a tenant-in-common with the other owners of undivided interests in, and holders of undivided leasehold interests in, the Facility Site, subject to the terms and conditions of this Site Lease (the rights and interests of Site Lessee in the Facility Site granted pursuant to this Site Lease are sometimes collectively referred to as the “Ground Interest”); and

                WHEREAS, immediately following the acquisition of the Undivided Interest and effectiveness of this Site Lease, Site Lessee will (i) sublease to FGCO (in such capacity, the “Site Sublessee”) the Ground Interest pursuant to that certain Site Sublease between Site Lessee and Site Sublessee, dated as of the date hereof (the “Site Sublease”), a memorandum of which shall be recorded in the Office of the Recorder of Deeds of Beaver County, Pennsylvania (the “Official Records”), and (ii) lease to Site Sublessee the Undivided Interest pursuant to that certain Facility Lease Agreement between Site Lessee and Site Sublessee dated as of the date hereof (the “Facility Lease”), a memorandum of which shall be recorded in the Official Records; and

                WHEREAS,  Site Lessor, Site Lessee and certain other parties have previously entered into the Participation Agreement (as defined below), pursuant to which the parties thereto are making certain representations, warranties, covenants and agreements related to the transactions contemplated by this Site Lease and the Participation Agreement;

                NOW, THEREFORE,  in consideration of the foregoing and the mutual covenants, agreements and conditions herein contained and of other good and valuable consideration,

receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

AGREEMENT AND DEFINITIONS

Section 1.1.           Documents Included.  This Site Lease consists of this document and the following Exhibits which are attached hereto and which are specifically incorporated herein and made a part hereof by this reference:

Exhibit A: Legal Description of the Facility Site

Section 1.2.           Conflicting Provisions.  In the event of any conflict between this document and any attachment or exhibit hereto, the terms and provisions of this document, as amended from time to time, shall control.

Section 1.3.           Definitions and Interpretation .  Capitalized terms used in this Site Lease, including the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement, dated as of June 26, 2007 (the “Participation Agreement”), among Site Lessor, FirstEnergy Solutions Corp., as Guarantor, Site Lessee, U.S. Bank Trust National Association, as Trust Company, Hillbrook Corp., as Owner Participant, The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided therein, but solely as Indenture Trustee, and The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided therein, but solely as Pass Through Trustee. The Rules of Interpretation set forth in Appendix A to the Participation Agreement shall apply to the terms used in and the interpretation of this Site Lease.

Article II

LEASE TERM:  NO MINERAL RIGHTS

Section 2.1.          Lease of Ground Interest; Initial Term; Renewal Options. Site Lessor hereby demises and leases to Site Lessee, and Site Lessee hereby leases from Site Lessor, upon the terms and conditions hereof, the Ground Interest as a tenant-in-common with the other owners of undivided interests in, and holders of undivided leasehold interests in, the Facility Site for a term (the “Initial Term”) which shall commence on July 13, 2007 (the “Commencement Date”), and shall expire on June 13, 2051 (the “Site Lease Termination Date”). The leasing of the Ground Interest hereunder is subject only to (i) all laws and regulations affecting the Ground Interest, and (ii) the Permitted Encumbrances. It is the express intention of the parties hereto that this Site Lease constitute a true lease of the Ground Interest, as set forth in the first sentence of this Section 2.1, and not a mortgage or pledge thereof.

Section 2.2.           Renewal Terms .  (a)(i) If the Site Lessor exercises its option to renew the Facility Lease pursuant to Section 15.1(a) thereof, and the reappraised useful life of the Facility as set forth in the appraisal obtained in connection with such renewal extends beyond the Initial Term, this Site Lease shall automatically and without further act by any Person be renewed for a period commencing upon expiration of the Initial Term and terminating on the earlier to occur of (A) June 13, 2106 and (B) the date which is the end of the Facility’s reappraised remaining useful life (the “Limited Renewal Option”).

                                (ii)           If the Site Lessor exercises its option to renew the Facility Lease pursuant to Section 15.1(b) thereof and the reappraised useful life of the Facility as set forth in the appraisal obtained in connection with such renewal extends beyond the then remaining Term (as defined herein) (as extended pursuant to Section 2.2(a)(i) above), this Site Lease shall automatically and without further act by any Person be renewed for a period commencing at the end of the Term (as extended pursuant to Section 2.2(a)(i) above) and terminating on the earlier to occur of (A) June 13, 2106 and (B) the date which is the end of the Facility’s reappraised remaining useful life (the “Second Renewal Option”).

                                (iii)           If the Site Lessor exercises any option to renew the Facility Lease pursuant to Section 15.2 thereof for a Fair Market Value Renewal Term which extends beyond the then remaining Term, this Site Lease shall automatically and without further act by any Person be renewed for a period commencing at the end of the then remaining Term and terminating on the earlier of (A) June 13, 2106 and (B) the date which is the end of the Facility’s reappraised remaining useful life (the “Fair Market Value Renewal Option”).

             (b)            At any time and from time to time prior to the expiration of the Term of this Site Lease, the Site Lessee may at its option extend the term of this Site Lease to the date which is the end of the Facility’s reappraised remaining useful life, as set forth in an appraisal obtained by the Site Lessee and provided to the Site Lessor at least 60 days prior to the expiration of the Term of this Site Lease.

             (c)            Any extension of the Initial Term under this Section 2.2 is referred to herein as a “Renewal Site Lease Term”. The Initial Term and all Renewal Site Lease Terms are together referred to as the “Term.”

Section 2.3.        No Mineral Rights. This Site Lease does not demise or lease to Site Lessee any oil, gas, steam or other minerals or substances in place underneath the surface of the Facility Site, or any portion thereof, or any right to extract and remove the same or any other right in connection therewith.

Article III

SEVERANCE

                The parties agree that the Facility and all equipment at any time acquired by Site Lessee pursuant to the Bill of Sale and located on the Facility Site (including Components, Replacement Components and Modifications, but excluding any Severable Modifications made by Site Lessor during the Lease Term, title to which, in each case, is reserved to Site Lessor unless acquired by

Site Lessee pursuant to Section 8.3(b) of the Facility Lease) have been severed by agreement and intention of the parties hereto and, by separate agreements, the other owners of the undivided ownership interests therein and (a) shall remain severed from the Facility Site, (b) shall be considered with respect to the interests of the parties hereto as the property of Site Lessee and the other owners of the undivided ownership interests therein, (c) even though attached to or affixed to or installed upon the Facility Site, shall not be considered to be fixtures or a part of the Facility Site or improvements thereto and (d) shall not be or become subject to the lien of any mortgage or deed of trust heretofore or hereafter placed on the Facility Site or any improvements thereto by Site Lessor. Site Lessor waives any rights it may have under the laws of the Commonwealth of Pennsylvania arising under this Site Lease or otherwise to any Lien upon, or any right to distress or attachment upon, or any other interest in, any item constituting part of the Facility or any equipment and other property at any time acquired by Site Lessee and located on the Facility Site (but excluding, for the avoidance of doubt, the Severable Modifications as provided above). Site Lessor acknowledges that Site Lessee is the equitable and beneficial owner of the Undivided Interest and an undivided interest in all such other equipment and property relating solely to the Facility at any time acquired by Site Lessee and located on the Facility Site (other than the Ancillary Facilities) and covenants and agrees that, after the expiration of the Facility Lease and prior to the expiration of this Site Lease, Site Lessee shall have the right, subject to the rights of the other owners of the undivided interests in the Facility Site, to remove, from time to time, the Facility or any part thereof or any such other equipment and property relating solely to the Facility at any time acquired by Site Lessee and located on the Facility Site, from the Facility Site and Site Lessor hereby waives any claim it might have against Site Lessee for waste by virtue of such removal; provided, however, that (i) Site Lessee shall not remove all or any portion of the Facility or any such other equipment or property necessary for the Facility Site to comply with Applicable Law and (ii) any such removal shall be conducted in compliance with Applicable Law and only to the extent permitted by each of the Operative Documents and the Operating Agreement.

Article IV

RENT

Section 4.1.           Rent.  The Site Lessee shall pay to the Site Lessor on June 1 and December 1 of each year during the Initial Term, twenty-nine thousand ninety-seven DOLLARS ($29,097) as rent (the “Site Rent”) for the semi-annual period ending on such date (a total of $58,194 annually), provided that the first payment of the Site Rent shall be payable on December 1, 2007 and shall be prorated from the Closing Date to December 1, 2007. For the period from and after the expiration of the Initial Term to the end of the Term, the Site Lessee agrees to pay to the Site Lessor annual rent equal to the annual Fair Market Rental Value of the Ground Interest, which value shall be determined as if the Facility Site were unimproved and unencumbered by any mortgage, deed of trust or other lien or encumbrance (other than this Site Lease, Permitted Encumbrances and Permitted Liens) for such period. Such Fair Market Rental Value shall be determined on the expiration of the Initial Term and again on the first day of any Renewal Site Lease Term for the year or years thereafter through the remaining Term by agreement of the parties or, if they shall fail to agree, by the Appraisal Procedure, the costs of which shall be shared equally by the Site Lessor and the Site Lessee. Such annual rent shall be payable in arrears on each June 1 and December 1 from and after the last day of the Initial Term during the

Term, provided that the first payment of Site Rent under such circumstances shall be prorated from the last day of the Initial Term to the next occurring payment date set forth above and, provided, further, that any Site Rent for any partial semi-annual period during which the last day of the Term occurs shall be prorated. Such proration shall, in each case, be on the basis of the actual number of days in the applicable semi-annual period.

Section 4.2.           Site Sublease Rent.  Notwithstanding any other provision of this Site Lease, Site Lessee shall be obligated to pay rent to Site Lessor under this Site Lease for any period during which the Site Sublease is or was in effect only if and then to the extent Site Sublessee has paid rent with respect to such period to the Site Sublessor under Article IV of the Site Sublease.

Article V

SURRENDER OF FACILITY SITE

                Upon the expiration of the Term or the earlier termination thereof, Site Lessee will peaceably and quietly yield up and surrender possession of the Ground Interest to Site Lessor free of liens, charges, encumbrances and claims resulting from acts of Site Lessee or claims against Site Lessee unrelated to its interest in the Undivided Interest other than Permitted Liens and liens, charges and encumbrances which the Site Lessor has assumed or is obligated to discharge under any of the Operative Documents. Nothing herein contained shall obligate the Site Lessee to remove the Undivided Interest or any portion thereof from the Ground Interest.

Article VI

TERMINATION

Section 6.1.           Site Lessee’s Right to Terminate on Facility Lease Termination.  Site Lessee shall have the right, at any time after the termination of the Facility Lease with respect to the Undivided Interest, to terminate this Site Lease upon the payment to Site Lessor of one dollar ($1), subject to the rights set forth in Article V.

Section 6.2.           Nontermination.  Except as provided in Section 10 of the Facility Lease and in Section 6.1 and Articles IX, XI or XIII hereof, this Site Lease shall not terminate, nor shall Site Lessee’s interest in the Ground Interest created hereby be extinguished, lost, conveyed or otherwise impaired, or be merged into or with any other interest or estate in the Facility Site or any other property interest, in whole or in part, by any cause or for any reason whatsoever, including the following: (a) destruction of all or any part of the Facility or the taking of the Facility or any portion thereof by condemnation, requisition, eminent domain or otherwise, (b) any prohibition, limitation or restriction of any party’s use of all or any part of the Ground Interest or of Site Lessee’s use of the Undivided Interest, or the interference with such use by any Person, or any eviction by paramount title or otherwise, (c) any inadequacy, incorrectness or failure of the description of the Facility Site, the Ground Interest or any property or rights intended to be granted or conveyed by this Site Lease, (d) insolvency, bankruptcy, reorganization or similar proceedings by or against either party hereto, (e) any condition, event or circumstance which would not have occurred or existed but for a breach by Site Lessor or any of its Affiliates of any of their obligations under any Operative Document or the Operating Agreement, or (f) any other reason whatsoever, whether similar or dissimilar to any of the foregoing.

Section 6.3.           Termination.  Upon a termination of this Site Lease pursuant to this Article VI, the parties shall cooperate to prepare, execute and deliver all documents and instructions reasonably required to effect a termination of this Site Lease, all to be prepared, filed and recorded (as appropriate) by and at the expense of the Site Lessor.

Article VII

POSSESSION AND QUIET ENJOYMENT

                Site Lessor covenants and agrees that, unless a Site Lease Event of Default (as defined below) by Site Lessee shall have occurred and be continuing and Site Lessor has commenced the enforcement of remedies, Site Lessee shall enjoy quiet use, enjoyment and possession of the Ground Interest and neither Site Lessor nor any Person claiming by, through or under Site Lessor shall disturb Site Lessee’s quiet use, enjoyment and possession of the Ground Interest or any portion thereof. Site Lessor shall not permit or suffer to exist any Lien or other encumbrance on the Facility Site arising by, through or under Site Lessor, except as permitted by any Operative Documents including Permitted Liens. Site Lessor further covenants and agrees to provide all necessary support and agreements to Site Lessee pursuant to the terms and provisions of the Support Agreement.

Article VIII

USE OF FACILITY SITE

                Site Lessee shall, during any period after the expiration or other termination of the Site Sublease, (a) use the Ground Interest solely in connection with the use, operation and maintenance of the Facility and the Ancillary Facilities, or its interest in any electric generating facility built in replacement or substitution of all or any portion of the Facility, which shall include the right (except as provided in the remainder of this Article VIII) to construct, improve, enlarge, replace, install, operate, use, repair and relocate facilities and structures on or under the Facility Site or the Facility (including buildings, roads, paths, walkways, sanitary sewers, storm drains, water and gas mains, waste disposal systems, electric power lines, pipelines, telephone, television and telecommunication lines, fire protection systems, safety sensor and monitoring systems and utility lines and systems), all as are reasonably necessary or advisable for the commercial operation of the Facility or any such replacement or substitute facility and the Ancillary Facilities; and (b) use the Ground Interest (and, if Site Lessee elects at its option to operate the Undivided Interest after termination of the Facility Lease, Site Lessee shall operate and maintain the Undivided Interest) in accordance with Applicable Law, and comply with Applicable Law as the same may pertain to the condition of the Ground Interest or the Undivided Interest or any such operation thereof, provided, however, that Site Lessee shall not be obligated to comply with any Applicable Law (i) whose application or validity is being contested diligently and in good faith by appropriate proceedings for the time period of such contest (except that such contest shall not permit the return of the Ground Interest in a condition which is not in compliance with any Applicable Law) or (ii) compliance with which shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting it from such Applicable Law, so long as, in the case of each of clauses (i) or (ii) above, such failure of compliance does not result in (A) any material risk of any sale, forfeiture or loss of any part of the Ground Interest, or (B) the subjection of the Ground Interest to any Lien, other than Permitted Liens, or (C) any risk of any material civil liability or any criminal liability on the part of Site Lessor; provided, however, that at all times during the term of the Site Sublease, Site Lessee shall be deemed to have performed its obligations under this Article VIII. Notwithstanding any provision contained in this Site Lease or in any Operative Document, Site Lessee has the right to perform any and all acts required by an order of the FERC and other Governmental Entities affecting the Undivided Interest, the Ancillary Facilities or the Ground Interest without the prior approval of Site Lessor or any other party to the Operative Documents.

Article IX

REQUISITION

Section 9.1.           Requisition During Term of Facility Lease and Site Sublease.   If at any time during the term of the Facility Lease, the Facility Site or any portion thereof is requisitioned, Lessor’s Percentage of the proceeds of such Requisition allocable to the Facility Site (and any leasehold interests in it) shall be distributed among Site Lessor and Site Lessee in the proportions and order specified in the Facility Lease applicable in the case of a Requisition of the Facility.

Section 9.2.           Requisition After Termination of Facility Lease and Site Sublease.   If at any time after the expiration or termination, for any reason whatsoever, of the Facility Lease and Site Sublease, but during which this Site Lease remains in effect, title to the Facility Site or any portion thereof is requisitioned, the proceeds of such Requisition attributable to the Ground Interest shall be divided between Site Lessor and Site Lessee in proportion to the fair value of Site Lessor’s and Site Lessee’s respective interests in the Ground Interest; and to the extent that the proceeds of any Requisition are applicable to the Undivided Interest, solely to Site Lessee or its designee.

Section 9.3.          Termination Upon Requisition.  In the event the Ground Interest or the Facility Site (or any portion thereof) shall be subject to any Requisition constituting an Event of Loss, this Site Lease shall terminate at the time the Facility Lease terminates in accordance with Section 10.3 thereof.

Article X

INSURANCE

                At all times after the expiration or termination, for any reason whatsoever, of the Facility Lease and Site Sublease, but during which this Site Lease remains in effect and neither Site Lessor nor an Affiliate of Site Lessor is the Operator of the Facility, Site Lessee shall use good faith efforts to cause the operator of the Facility to maintain, and, during any period in which Site Lessee or an Affiliate of Site Lessee is the Operator of the Facility, Site Lessee shall maintain or shall cause such Affiliate to maintain, comprehensive general liability insurance in amounts consistent with prudent utility practice, which shall name Site Lessor as an additional insured.

Article XI

DAMAGE OR DESTRUCTION OF FACILITY OR IMPROVEMENTS

Section 11.1.        During Term of Facility Lease.  Subject to and without limiting the parties’ obligations under the other Operative Documents, if the Facility or any part thereof is damaged or destroyed during the term of the Facility Lease by any fire or other casualty, Site Lessee shall have no obligation to repair or replace the Facility, and any insurance proceeds received by Site Lessor or Site Lessee shall be distributed in accordance with the Facility Lease; provided that the foregoing shall not relieve Site Lessee of its obligations in Articles III, V and VIII hereof.

Section 11.2.        After Term of Facility Lease.  If, after expiration or termination of the Facility Lease, but while this Site Lease remains in effect, the Facility or any part thereof is damaged or destroyed by any fire or other casualty, Site Lessee shall not, except to the extent expressly required under Applicable Law, be obligated to repair or replace its interest in the Facility or any part thereof, notwithstanding the availability of insurance proceeds for repair. If Site Lessee elects not to repair such damage, Site Lessee may terminate this Site Lease by giving 60 days’ prior written notice to Site Lessor. All proceeds received by Site Lessee or Site Lessor from insurance with respect to any casualty or property damage to the Facility occurring on or after expiration or termination of the Facility Lease, but while this Site Lease remains in effect, that are allocable to the Undivided Interest shall be paid to or retained by Site Lessee.

Article XII

INDEMNIFICATION

Section 12.1.       SITE LESSEE’S INDEMNIFICATION.  WITHOUT LIMITING THE PARTIES’ OBLIGATIONS UNDER THE OTHER OPERATIVE DOCUMENTS, AT ALL TIMES AFTER THE EXPIRATION OR TERMINATION, FOR ANY REASON WHATSOEVER, OF THE FACILITY LEASE AND THE SITE SUBLEASE, BUT DURING WHICH THIS SITE LEASE REMAINS IN EFFECT, BUT EXCLUDING ANY PERIOD DURING WHICH SITE LESSOR OR AN AFFILIATE IS THE OPERATOR OF THE FACILITY, SITE LESSEE SHALL INDEMNIFY, DEFEND AND HOLD SITE LESSOR HARMLESS FROM ANY AND ALL CLAIMS (INCLUDING THIRD PARTY CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE), ARISING OUT OF OR RELATED TO ITS OPERATION OR MAINTENANCE OF THE GROUND INTEREST AND/OR THE UNDIVIDED INTEREST OR ANY SITE LEASE EVENT OF DEFAULT BY SITE LESSEE UNDER THIS SITE LEASE; PROVIDED, HOWEVER, THAT SITE LESSEE SHALL NOT BE REQUIRED TO INDEMNIFY SITE LESSOR UNDER THIS ARTICLE XII FOR ANY CLAIM (A) IN RESPECT OF THE FACILITY OR THE FACILITY SITE TO THE EXTENT ATTRIBUTABLE TO ACTS OR EVENTS WHICH OCCUR AFTER THE TERMINATION OF THIS SITE LEASE (EXCEPT TO THE EXTENT SUCH CLAIM IS ATTRIBUTABLE TO ACTS OR EVENTS OR LIABILITIES OR DAMAGES OCCURRING OR ACCRUING PRIOR THERETO), (B) TO THE EXTENT RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SITE LESSOR OR ANY OF ITS AFFILIATES, (C) TO THE EXTENT RESULTING FROM A BREACH OR VIOLATION BY SITE LESSOR OR ANY OF ITS AFFILIATES OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT

IN THIS SITE LEASE OR THE SUPPORT AGREEMENT, OR FROM A VIOLATION OF APPLICABLE LAW BY SITE LESSOR OR ANY OF ITS AFFILIATES, EXCEPT TO THE EXTENT SUCH BREACH, MISREPRESENTATION OR VIOLATION IS THE RESULT OF THE FAILURE OF SITE LESSEE TO COMPLY WITH ITS OBLIGATIONS UNDER ANY OPERATIVE DOCUMENT TO WHICH IT IS A PARTY OR A BREACH OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS IN THE OPERATIVE DOCUMENTS, (D) TO THE EXTENT RESULTING FROM ANY (I) ACTION OR OMISSION (OTHER THAN ANY ACTION OR OMISSION OF ANY OF OWNER PARTICIPANT, INDENTURE TRUSTEE OR ANY NOTEHOLDER), OR (II) CONDITION, EVENT OR CIRCUMSTANCE, IN EACH CASE, OCCURRING ON OR PRIOR TO THE EXPIRATION OR TERMINATION, AS APPLICABLE, OF THE FACILITY LEASE AND THE SITE SUBLEASE OR (E) TO THE EXTENT RESULTING FROM ANY LEASE DEFAULT OR LEASE EVENT OF DEFAULT.

Section 12.2.        SITE LESSOR’S INDEMNIFICATION.  IF THE UNDIVIDED INTEREST OR THE FACILITY IS TRANSFERRED TO SITE LESSOR, SITE LESSOR SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS SITE LESSEE AGAINST ALL CLAIMS (INCLUDING THIRD PARTY CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE), ARISING AT ANY TIME OUT OF OR RELATED TO THE OPERATION, MAINTENANCE OR OWNERSHIP (EXCEPT TO THE EXTENT ATTRIBUTABLE TO ANY PERIOD (A) PRIOR TO TRANSFER OF THE UNDIVIDED INTEREST OR THE FACILITY TO SITE LESSOR, AND (B) DURING WHICH ANY PERSON OTHER THAN SITE LESSOR OR ANY OF ITS AFFILIATES IS THE OPERATOR OF THE FACILITY) OF THE FACILITY AND THE FACILITY SITE. THE PROVISIONS OF THIS SECTION 12.2 SHALL NOT LIMIT OR AFFECT SITE LESSOR’S INDEMNIFICATION OBLIGATIONS UNDER THE OTHER OPERATIVE DOCUMENTS. THIS INDEMNITY SHALL BE APPLICABLE REGARDLESS OF WHETHER OR NOT THE CONDUCT WITH RESPECT TO WHICH THE INDEMNITY IS SOUGHT IS CAUSED IN PART BY THE NEGLIGENCE, BREACH OF CONTRACT OR OTHER FAULT OR STRICT LIABILITY WITHOUT REGARD TO FAULT OF A PARTY INDEMNIFIED UNDER THIS SECTION 12.2.

Section 12.3.        Claims Procedure.  Each party indemnified pursuant to Section 12.1 or 12.2 hereof (each an “Indemnified Party”) shall promptly after such Indemnified Party shall have Actual Knowledge thereof notify the applicable party providing the indemnity thereunder (the “Indemnitor”) of any Claim as to which indemnification is sought; provided that the failure so to notify the Indemnitor shall not reduce or affect the Indemnitor’s liability which it may have to such Indemnified Party under this Article XII, and no payment hereunder by the Indemnitor to an Indemnified Party shall be deemed to constitute a waiver or release of any right or remedy that the Indemnitor may have against any such Indemnified Party for actual damages resulting directly from the failure or delay of such Indemnified Party to give the Indemnitor such notice. Subject to the foregoing, any amount payable to any Indemnified Party pursuant to this Article XII shall be paid within 30 days after receipt of such written demand therefor from such Indemnified Party, accompanied by a certificate of such Indemnified Party stating in reasonable detail the basis for the indemnification thereby sought and (if such Indemnified Party is not a party hereto) an agreement to be bound by the terms hereof as if such Indemnified Party were such a party. The foregoing shall not, however, constitute an obligation to disclose confidential information of any kind without the execution of an appropriate confidentiality agreement.

Promptly after the Indemnitor receives notification of such Claim accompanied by a written statement describing in reasonable detail the Claims which are the subject of and basis for such indemnity and the computation of the amount so payable, the Indemnitor shall notify such Indemnified Party whether it intends to pay, object to, compromise or defend any matter involving the asserted liability of such Indemnified Party. The Indemnitor shall have the right to investigate and to defend or compromise any Claim for which indemnification is sought under this Article XII; provided that no such defense or compromise shall involve any material risk of (a) foreclosure, sale, forfeiture or loss of, or imposition of a Lien on any part of, the Facility, the Undivided Interest, the Ground Interest or the Facility Site or the impairment of the Facility in any material respect or (b) any criminal liability being incurred by or any material adverse effect on such Indemnified Party; provided, further, that no Claim shall be compromised by the Indemnitor on a basis that admits any criminal violation or gross negligence or willful misconduct on the part of such Indemnified Party without the express written consent of such Indemnified Party. In the event that in the course of the investigation or defense of a Claim, the Indemnitor shall in good faith reasonably determine that it is not liable for indemnification with respect thereto under this Article XII, it may give notice to the applicable Indemnified Party of such fact; and, in such case, any acknowledgment, theretofore made by the Indemnitor of liability with respect to such Claim under this Article XII shall be deemed revoked, and the Indemnitor may thereupon cease to defend such Claim, provided that (i) the Indemnitor shall have given the Indemnified Party reasonable prior notice of its intention to renounce such acknowledgment, (ii) the Indemnitor’s conduct regarding the defense of such Claim or any decision to withdraw from such defense shall not prejudice or have prejudiced the Indemnified Party’s ability to contest such Claim (taking into account, among other things, the timing of the Indemnitor’s withdrawal and the theory or theories upon which the Indemnitor shall have based its defense), and (iii) the Indemnitor shall have given such Indemnified Party all materials, documents and records relating to its defense of such Claim as such Indemnified Party shall have reasonably requested in connection with the assumption by such Indemnified Party of the defense of such Claim at the cost and expense of the Indemnitor. In the event that the Indemnitor shall cease to defend any Claim pursuant to the preceding sentence, the Indemnitor shall indemnify each Indemnified Party, without regard to any exclusion that might otherwise apply hereunder, to the extent that the actions of the Indemnitor in defending such Claim or the manner or time of the Indemnitor’s election to withdraw from the defense of such Claim shall have caused such Indemnified Party to incur any loss, cost, liability or expense which such Indemnified Party would not have incurred had the Indemnitor not ceased to defend such Claim in such manner or such time. If the Indemnitor elects, subject to the foregoing, to compromise or defend any such asserted liability, it may do so at its own expense and by counsel selected by it. Upon the Indemnitor’s election to compromise or defend such asserted liability and prompt notification to such Indemnified Party of its intent to do so, such Indemnified Party shall cooperate at the Indemnitor’s expense with all reasonable requests of the Indemnitor in connection therewith and will provide the Indemnitor with all information not within the control of the Indemnitor as is reasonably available to such Indemnified Party which the Indemnitor may reasonably request. Where the Indemnitor, or the insurers under a policy of insurance maintained by the Indemnitor, undertake the defense of such Indemnified Party with respect to a Claim (with counsel reasonably satisfactory to such Indemnified Party), no additional legal fees or expenses of such Indemnified Party in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the

Indemnitor or such insurers. Notwithstanding the foregoing, an Indemnified Party may participate at its own expense in any judicial proceeding controlled by the Indemnitor pursuant to the preceding provisions, but only to the extent that such party’s participation does not in the reasonable opinion of counsel to the Indemnitor interfere with such control or defense of such Claim; provided, however, that such party’s participation does not constitute a waiver of the indemnification provided in this Article XII; provided, further that if and to the extent that (A) such Indemnified Party is advised by counsel that an actual or potential conflict of interest exists where it is advisable for such Indemnified Party to be represented by separate counsel or (B) there is a risk that such Indemnified Party may be subject to criminal liability and such Indemnified Party informs the Indemnitor that such Indemnified Party desires to be represented by separate counsel, such Indemnified Party shall have the right to control its own defense of such Claim and the reasonable fees and expenses of such defense (including, without limitation, the reasonable fees and expenses of such separate counsel) shall be borne by the Indemnitor. No Indemnified Party shall enter into any settlement or other compromise with respect to any Claim without the prior written consent of the Indemnitor unless the Indemnified Party waives its rights to indemnification hereunder. Nothing contained in this Section 12.3 shall be deemed to require an Indemnified Party to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

Article XIII

DEFAULT/REMEDIES

Section 13.1.        Site Lease Events of Default.  The following events shall be deemed to be “Site Lease Events of Default” by either party under this Site Lease regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceeding which have or might have the effect of preventing such party from complying with the terms of this Site Lease; provided that notwithstanding any other provision of this Site Lease, no Site Lease Event of Default or other breach on the part of the Site Lessee shall occur hereunder if such Site Lease Event of Default or breach results from any act, omission, performance or failure to perform by Site Lessor or any of its Affiliates under the Facility Lease, the Operating Agreement or the other Operative Documents and in no event shall the failure of Site Lessee to cause Site Sublessee to comply with any of its obligations under the Facility Lease, the Operating Agreement or any other Operative Document to which Site Sublessee is a party constitute a Site Lease Event of Default on the part of Site Lessee hereunder:

             (a)           Failure to Make Payments .  Failure to make (i) any payment of the Site Rent within ten days after the same shall become due, or (ii) any other payment required to be made hereunder, including Taxes and Assessments (subject to Site Lessee’s right to contest any such payment of Taxes and Assessments pursuant to Section 16.4 hereof) or any other sum to be paid hereunder, after the same shall have become due and such failure shall have continued for a period of 30 days after receipt by the defaulting party of written notice of such default.

             (b)           Other Covenants and Events . Failure to comply in any material respect with any term, provision or covenant of this Site Lease, other than the payment of sums to be paid hereunder, without curing such failure within 30 Business Days after due written notice thereof from the nondefaulting party, provided that if such condition cannot be cured within 30 Business

Days, then the period within which to cure such condition shall be extended up to an additional 365 days so long as the defaulting party diligently pursues such remedial action and such condition is reasonably capable of being remedied within such additional 365-day period; and provided, further, that in the case of the Site Lessee’s obligations set forth in Article VIII, if, to the extent and for so long as, a test, challenge, appeal or proceeding with respect to or involving any action or inaction giving rise to, causing (in whole or in part) or otherwise resulting in such non-compliance shall be prosecuted in good faith by Site Lessee, the failure by Site Lessee to comply with such requirement shall not constitute a Site Lease Event of Default if such test, challenge, appeal or proceeding shall not involve (i) any material risk of foreclosure, sale, forfeiture or loss of any part of Site Lessor’s interest in the Facility Site or any material adverse effect on the right, title and interest of the Site Lessor in or to the Facility Site, or (ii) the imposition of any sanction, the risk of any criminal or material civil liability being incurred by the Site Lessor or any Material Adverse Effect; and provided, further, in the case of the Lessee’s obligations set forth in Article VIII, if the noncompliance is not a type that can be immediately remedied, the failure to comply shall not be a Site Lease Event of Default if the Site Lessee is taking all reasonable action to remedy such noncompliance and if, but only if, such noncompliance shall not create a material risk that the events described in the preceding clause (i) or (ii) above will occur; and provided, further, that such noncompliance, test, challenge, appeal or review shall not extend beyond the scheduled expiration of the Term.

Section 13.2.        Remedies.

             (a)           Generally .  Upon the occurrence and during the continuance of any Site Lease Event of Default, the non-defaulting party may, at its option, and in addition to and cumulatively with any other rights the non-defaulting party may have at law or in equity or under this Site Lease, (i) terminate this Site Lease by notice to the other party and in conformity with procedures required thereby or (ii) enforce, by all proper and legal suits and other means, its rights hereunder, including the collection of sums due hereunder, without re-entering or resuming possession of the Ground Interest or the Undivided Interest, and without terminating this Site Lease, and should it be necessary for such party to take any legal action in connection with such enforcement, the defaulting party shall pay such non-defaulting party all reasonable attorneys’ fees so incurred, all without prejudice to any remedies that might otherwise be used by either party for recovery of arrearages of sums due hereunder, damages as herein provided, or breach of covenant; provided, however, that in no event shall Site Lessor terminate this Site Lease unless the Facility Lease and the Site Sublease shall have been terminated in accordance with their respective terms.

             (b)           Recovery of Unpaid Rent and Other Amounts .  Upon termination of this Site Lease, Site Lessor shall have the right to recover from Site Lessee:

             (i)                               All unpaid rent which had been earned at the time of termination plus interest thereon at the Overdue Rate, but not to exceed the highest lawful rate permitted by Applicable Law, from the date such rent was due until such rent is paid;

             (ii)                              All other amounts necessary to compensate Site Lessor for all the damages proximately caused by Site Lessee’s failure to perform all of Site Lessee’s obligations under this

Site Lease, but excluding any amounts necessary to compensate Site Lessor for any unpaid rent which is not then past due for periods after the termination of this Site Lease.

Article XIV

LIENS

                Except for Permitted Liens, any Liens existing upon return of the Undivided Interest to Site Lessee pursuant to Section 5 of the Facility Lease, Liens expressly permitted by Section 15.4 hereof, and any Liens attributable to an action or failure to act of the operator of the Facility if the operator is the Site Lessor or any Affiliate of the Site Lessor, following the termination of the Facility Lease and the Site Sublease Site Lessee shall not incur, assume or suffer or permit to exist any Lien, including any mechanic’s, laborer’s or materialmen’s Liens, to stand against the Facility Site or the Ground Interest, by reason of any work, labor, services, or material done for or supplied to such party or anyone (other than the Site Lessor or any Affiliate of the Site Lessor) holding the Facility Site or the Facility or any part thereof, respectively. Upon Site Lessee’s discovery of any such Lien or Liens, Site Lessee shall (a) promptly give written notice thereof to Site Lessor and (b) within 30 days after the date of Site Lessee’s Actual Knowledge of filing of such Lien, cause the same to be discharged of record or deliver to Site Lessor appropriate security for payment either by payment, deposit or bond. If Site Lessee shall fail to discharge or cause to be discharged any such Lien within such period, then, in addition to any other rights or remedy of Site Lessor, Site Lessor may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in court or bonding. Site Lessee shall pay to Site Lessor upon demand (i) any amount so paid or deposited by Site Lessor, (ii) all costs and other expenses of Site Lessor (including reasonable attorneys’ fees in defending any action or in procuring the discharge of such Lien, and all necessary disbursements in connection therewith) and (iii) interest on the foregoing amounts, which shall accrue at the Overdue Rate from the date of payment or deposit, as the case may be, up to but not including the date of payment to Site Lessor. Notwithstanding the foregoing provisions of this Article XIV, during the term of the Facility Lease or the Site Sublease, Site Lessee’s sole obligation under this Article XIV shall be to fulfill its obligations under Section 6.2 of the Participation Agreement.

Article XV

ASSIGNMENT

Section 15.1.        Assignment, Mortgaging and Subletting by Site Lessor or Site Lessee During Term of Facility Lease and Site Sublease.  During the term of the Facility Lease and the Site Sublease, except as expressly permitted pursuant hereto or any other Operative Document, neither Site Lessor nor Site Lessee shall have the right to assign or otherwise transfer all or any part of such party’s interest in this Site Lease or the Ground Interest, or to sublet the whole or any part of the Ground Interest and/or delegate any or all of its obligations under this Site Lease.

Section 15.2.        Liens on Leasehold During Term of Facility Lease.  During the Term of this Site Lease, except as expressly permitted pursuant to any Operative Document, Site Lessor shall not have the right to sell, encumber, mortgage, pledge or hypothecate its interest in this Site Lease or the Facility Site or to grant an assignment of the rents, issues and profits from the Ground Interest.

Section 15.3.        Assignment and Subletting by Site Lessee After Termination of Facility Lease and Site Sublease.  At all times after the expiration or termination, for any reason whatsoever, of the Facility Lease and the Site Sublease, but during which period this Site Lease remains in effect, Site Lessee may, subject to the terms and conditions of the other Operative Documents and the Operating Agreement and any limitations contained therein and provided no Site Lease Event of Default has occurred and is continuing, transfer or assign its rights and obligations under this Site Lease, or sublease or permit the sub-sublease or occupancy of the Ground Interest or the Undivided Interest, to any Person. In the case of any such transfer of its rights and obligations under the Site Lease, Site Lessee shall be relieved of its obligations under this Site Lease so long as the transferee or assignee assumes and agrees to perform all obligations and liabilities of Site Lessee under this Site Lease.

Section 15.4.        Assignment of Site Lessee Rights.  During the term of this Site Lease, Site Lessee shall have the right to encumber, mortgage, pledge or hypothecate its interest in this Site Lease or the Facility Site and to grant an assignment of the rents, issues and profits from the Ground Interest or both (any such encumbrance, mortgage, pledge, hypothecation or assignment, a “Leasehold Lien”) in favor of or to the Indenture Trustee or any future lender (a “Leasehold Mortgagee”), to the extent not prohibited by the other Operative Documents. Site Lessor specifically acknowledges that, concurrently with the execution and delivery of this Site Lease, Site Lessee will, as security for the Secured Indebtedness of Site Lessee under the Notes, grant the Indenture Trustee a Lien in and to all of Site Lessee’s right, title and interest in, to and under the Ground Interest (other than Excepted Payments). Site Lessor hereby consents to such assignment and creation of such Lien (and to any Lien granted to any future lender) and acknowledges receipt of copies of the Indenture. Unless and until Site Lessor shall have received written notice from the Indenture Trustee that the Liens of the Indenture have been fully released, the Indenture Trustee under the Indenture shall have the rights of Site Lessee under this Site Lease to the extent, and subject in each case to the exceptions, set forth in the Indenture.

Article XVI

TAXES

Section 16.1.        Covenant to Pay Taxes and Assessments.  During the Term of this Site Lease, Site Lessee shall pay, to the extent of Lessor’s Percentage, as the same become due and payable, directly, all Taxes and Assessments, as hereinafter defined, which accrue during or are attributable to the Term and, upon request, shall provide Site Lessor with appropriate evidence of their payment; provided, however, that prior to the expiration or termination of the Facility Lease and the Site Sublease, Site Lessee shall be deemed to have performed its obligations under this Section 16.1 and Section 16.2 below. “Taxes and Assessments” shall mean all taxes, assessments or other impositions, general or special, ordinary or extraordinary, of every kind or nature, which may be levied, assessed or imposed upon or with respect to the Facility Site or any part thereof, or upon the Facility or any buildings, improvements, fixtures, equipment or personal property of Site Lessee at any time situated thereon, including, but not limited to, any ad valorem and inventory taxes. Site Lessee shall not be responsible for the payment of any sales, use, value-

added, income, franchise or similar tax due and payable by Site Lessor or imposed by reason of the rental payments under this Site Lease.

Section 16.2.        Proration at Commencement and Expiration of Term.  Taxes and Assessments, to the extent of Lessor’s Percentage, shall be prorated between Site Lessor and Site Lessee for (a) the year in which the Term commences and for the year in which the Term expires, as of, respectively, the date of commencement of the Term and the date of expiration of the Term and (b) for the year in which the expiration or earlier termination of the Facility Lease and the Site Sublease occurs, in accordance with their respective terms. Proration of Taxes and Assessments shall be paid and appropriate adjustment and payment shall be made on the basis of actual Taxes and Assessments. Site Lessee’s pro rata share of any Taxes and Assessments payable by Site Lessee under this Site Lease for the year in which the Term commences and expires shall be paid and appropriate adjustment and payment shall be made between the parties, at the time the actual Taxes and Assessments are known, as may be necessary to accomplish proration as herein provided.

Section 16.3.        Substitute Taxes.  If, at any time after expiration or termination, for any reason whatsoever, of the Facility Lease and the Site Sublease, the laws concerning the methods of real property taxation prevailing at the commencement of the Term are changed so that a tax or excise on rents or any other such tax, however described, is levied or assessed against Site Lessor as a direct substitution in whole or in part for any real property taxes, Site Lessee, to the extent of the Lessor’s Percentage thereof, shall pay before delinquency (but only to the extent it can be ascertained that there has been a substitution and that as a result Site Lessee has been relieved from the payment of real property taxes it would otherwise have been obligated to pay) the substitute tax or excise on rents. Site Lessee’s share of any tax or excise on rent shall be substantially the same as, and a substitute for, the payment of such real property taxes as provided in this Site Lease.

Section 16.4.        Site Lessee’s Right to Contest Taxes.  Subject to the provisions of the Participation Agreement and without limiting the rights of Site Lessor to contest any Taxes and Assessments levied against the Facility Site, Site Lessee shall have the right to contest any Taxes and Assessments payable by Site Lessee under this Site Lease, provided that Site Lessee shall in good faith and with due diligence contest the same or the validity thereof by appropriate legal proceedings which shall have the effect of preventing the collection of the Taxes and Assessments and the sale or foreclosure of any Lien for such Taxes and Assessments during such contest. So long as (a) within 30 days after receiving written notice from Site Lessee of its intent to contest any Taxes and Assessments (or such shorter period, to be specified by Site Lessee in such notice, as required for taking action with respect to such contest), Site Lessor shall request in writing that any Taxes and Assessments be contested; (b) there is no risk of imposition of any criminal penalties or liabilities; and (c) if the subject matter of any contest shall be of a continuing or recurring nature and shall have previously been decided pursuant to this Section 16.4, there shall have been a change in law after such previously decided contest and Site Lessor receives, at Site Lessee’s sole cost, an opinion of counsel selected by Site Lessor and reasonably acceptable to Site Lessee to the effect that such change is favorable to the position asserted in the previous contest, Site Lessee shall have the right, at its sole expense, to institute and prosecute, in Site Lessor’s name, any suit or action to contest any Taxes and Assessments payable by Site Lessee or to recover the amount of any such Taxes and Assessments but, in such event, Site

Lessee hereby covenants and agrees to indemnify and save Site Lessor harmless from any and all costs and expenses, including reasonable attorneys’ fees, in connection with any such suit or action. Any funds recovered by Site Lessee as a result of any such suit or action shall belong to Site Lessee except to the extent any such recovery relates to a period of time which is not part of the Term. Any part of such recovery relating to a period not part of the Term shall be paid to Site Lessor.

Article XVII

LEASEHOLD MORTGAGE PROTECTIVE PROVISIONS

Section 17.1.        Notices.  No notice from Site Lessor shall be effective unless it is also given to any Leasehold Mortgagee of which Site Lessor has Actual Knowledge. Any notice of default shall state the nature of the alleged default and shall specify the amounts of rent or other payments herein provided for that are claimed to be in default. Each Leasehold Mortgagee shall be given notice of any arbitration or other proceeding or dispute between Site Lessor and Site Lessee and shall have the right to intervene therein and be made a party thereto. Further, each Leasehold Mortgagee shall receive notice, and a copy, of any award or decision made in said arbitration or other proceeding.

Section 17.2.        Default and Cure Rights.  During the existence of a Site Lease Event of Default by Site Lessee hereunder, Site Lessor shall accept any curative acts undertaken by or at the instigation of a Leasehold Mortgagee in accordance with the terms of this Section as if the same had been undertaken by Site Lessee. Subject to the proviso in Section 13.2(a), if Site Lessor shall elect to terminate this Site Lease by reason of any Site Lease Event of Default of Site Lessee, the Leasehold Mortgagee shall have the right to postpone and extend the specified date for the termination of this Site Lease as fixed by Site Lessor in its notice of termination, and in the event the Leasehold Mortgagee fully complies with its obligations and fully cures such Site Lease Event of Default within the time periods specified below, no such termination shall be effected by Site Lessor, so long as such Leasehold Mortgagee shall (and shall agree with Site Lessor by giving a notice to that effect to Site Lessor) prior to the effective date of termination, to commence and diligently pursue to completion the following within the times hereinafter provided and shall, in fact, accomplish the following within such time periods:

             (a)           cure or cause to be cured within 30 days of receiving notice of any then-existing monetary defaults of which the Leasehold Mortgagee has Actual Knowledge; and

             (b)           pay or cause to be paid any future or ongoing payment or other monetary obligations of Site Lessee hereunder, as the same fall due; provided that the Leasehold Mortgagee shall have such period of time (not to exceed 30 days after written notice thereof to the Leasehold Mortgagee) as is reasonably necessary to cure any failure to pay any such amount when due; and

             (c)           promptly cure or cause to be cured within 30 days any other defaults of which the Leasehold Mortgagee has Actual Knowledge and which the Leasehold Mortgagee is capable of curing; provided that the Leasehold Mortgagee shall have an additional period (not to exceed an additional 180 days) as is reasonably necessary beyond such initial 30 day period to cure such default so long as the Leasehold Mortgagee diligently pursues the cure of such default to completion; and

             (d)           take steps to acquire or sell Site Lessee’s interest in this Site Lease by foreclosure of the Leasehold Lien or otherwise, and diligently prosecute to completion such steps, and in any event to completion within 240 days after notice of such proposed termination; provided, however, that the Leasehold Mortgagee shall have an additional period (not to exceed an additional 365 days) to complete such steps equal to the number of days that the Leasehold Mortgagee is under any statutory or judicial restraint restricting the taking or completion of such steps.

Section 17.3.        Assignment.  Site Lessee’s interest in this Site Lease may be assigned pursuant to judicial or non judicial foreclosure or a conveyance in lieu of foreclosure (a “Foreclosure Transfer”) to any Person.

Section 17.4.        Requisition.  During all periods after the Facility Lease has terminated, each Leasehold Mortgagee shall be entitled to participate in the proceedings relating to any Requisition of all or part of the Facility Site.

Section 17.5.        New Agreement.  If this Site Lease, without the consent of a Leasehold Mortgagee, is terminated for any reason prior to its stated term, as the same may be extended, other than pursuant to Section 17.2 above, then Site Lessor shall, upon written request from the Leasehold Mortgagee made within 30 days after such termination, enter into a new agreement regarding the lease or sublease, as applicable, of the Ground Interest with the most senior Leasehold Mortgagee timely requesting such new agreement. The new agreement shall be on the same terms and conditions as this Site Lease (including any rights or options to extend the term of this Site Lease) and shall have the same priority as this Site Lease; provided that notwithstanding the foregoing, Site Lessor shall not be responsible for removing or satisfying any Lien which is not attributable to Site Lessor or any of its Affiliates. Site Lessor’s obligation to enter into the new agreement shall be conditioned upon the following: (a) the Leasehold Mortgagee shall have cured all monetary and nonmonetary defaults (capable of being cured by the Leasehold Mortgagee) in the manner and time periods set forth in Section 17.2 hereof, and (b) the Leasehold Mortgagee shall reimburse Site Lessor, on an After-Tax Basis, for all reasonable costs and expenses incurred in entering into the new agreement.

Section 17.6.        Amendment.  The cancellation, surrender or amendment of this Site Lease by Site Lessee shall not be effective as against any Leasehold Mortgagee without the written consent of such Leasehold Mortgagee except for any such cancellation, surrender or amendment of this Site Lease otherwise permitted pursuant hereto without the consent of the Leasehold Mortgagee.

Section 17.7.        No Merger.  In the event that Site Lessee acquires the fee estate of Site Lessor in the Ground Interest of the Facility Site, the leasehold estate created pursuant to this Site Lease shall not merge out of existence but instead shall be, become and continue as an encumbrance of the entire interests of the Site Lessee in the real property.

Section 17.8.        Estoppel Certificates.  Within 30 days after the written reasonable request therefor from a Leasehold Mortgagee, Site Lessor shall deliver to the Leasehold Mortgagee (and any other party identified by the Leasehold Mortgagee) an estoppel certificate signed by Site Lessor in form reasonably designated by the Leasehold Mortgagee which certifies as to: (a) the rent payable under this Site Lease and the date through which such rent has been paid; (b) the term of this Site Lease and the rights of Site Lessee, if any, to extend the term of this Site Lease; (c) the nature of any defaults by Site Lessee alleged by Site Lessor; and (d) any other matters reasonably requested by the Leasehold Mortgagee.

Article XVIII

MISCELLANEOUS

Section 18.1.        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given or made three days after being deposited in the United States mail, certified or registered with appropriate postage prepaid or, if delivered by hand or by telecopy or other wire transmission service, when received, addressed as follows:

If to Site Lessee:

Mansfield 2007 Trust A
c/o U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor
Wilmington, DE 19801
Attention: Corporate Trust Services
Facsimile: (302) 567-3717

If to Site Lessor:

FirstEnergy Generation Corp. 76 South Main St.
Akron, Ohio 44308
Attention: Vice President and Treasurer
Attention: Associate General Counsel
Facsimile: (330) 384-3875

with a copy to (until the Liens of the Indenture have been fully released):

The Bank of New York Trust Company, N.A.
1660 West 2nd Street, Suite 830
Cleveland, OH 44113
Attention: Corporate Trust Department
Facsimile: (216) 621-1441

or to such other address as either party shall from time to time designate in writing to the other party hereto.

Section 18.2.        Counterparts.  This Site Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 18.3.        Amendments.  Neither this Site Lease nor any of the terms hereof may be terminated, amended, supplemented, or modified orally, but only by an instrument in writing (a) signed by the party against which the enforcement of the termination, amendment, supplement, or modification shall be sought and (b) consented to in writing by any Leasehold Mortgagee.

Section 18.4.        Headings, etc.  The headings of the various Articles and Sections of this Site Lease are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

Section 18.5.        Successors and Assigns.  The terms of this Site Lease shall be binding upon, and inure to the benefit of, the parties hereto and, subject to the provisions of Article XV concerning the parties’ respective rights to assign their interests in this Site Lease, their respective successors and assigns. The Indenture Trustee and each Leasehold Mortgagee are express third party beneficiaries of this Site Lease entitled to enforce it.

Section 18.6.        Governing Law.  This Site Lease shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania, it being understood that, to the fullest extent permitted by the law of the Commonwealth of Pennsylvania, the law of the State of New York shall govern the validity and the enforceability of the representations, warranties, covenants and obligations of Site Lessee and Site Lessor under this Site Lease.

Section 18.7.        Waivers.  No waiver of a term, condition or provision of this Site Lease shall be valid or of any effect unless made in writing, signed by the party to be bound or its duly authorized representative, and specifying with particularity the manner and extent of such waiver. Any waiver by either party of any default of the other shall not affect or impair any right arising from any subsequent default.

Section 18.8.        Furtherance Assurances.  Site Lessor and Site Lessee agree to sign such documents or other writings, and to take such further actions, as may reasonably be requested by the other party in order to more fully effectuate the provisions of this Site Lease consistent with the intent of the parties thereto, and the transactions contemplated thereby.

Section 18.9.        Entire Agreement.  This Site Lease and the other Operative Documents contain the entire understanding of the parties hereto with respect to the subject matter covered hereby and thereby, and supersede and cancel any and all oral or written prior agreements, understandings, statements and representations between the parties with respect to the management and conduct of the Ground Interest and the Undivided Interest.

Section 18.10.      Severability of Provisions.  Any provision of this Site Lease which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18.11.      Memorandum.  A memorandum of this Site Lease shall be recorded in the Official Records.

Section 18.12.      Measuring Life.  If and to the extent that any of the rights and privileges granted under this Site Lease would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Site Lease, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end 21 years after the death of the last survivor of the descendants living on the date of the execution of this Site Lease of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush, William J. Clinton and George W. Bush or (ii) the period provided under the common law rule against perpetuities or (b) the specified applicable period of time expressed in this Site Lease, whichever of (a) and (b) is shorter.

Section 18.13.      Limitation of Liability of Trust Company.  It is expressly understood and agreed by the parties hereto that (a) this Site Lease is executed and delivered by a representative of the Trust Company, not individually or personally but solely as the Owner Trustee of and on behalf of Site Lessee, as trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of Site Lessee is made and intended not as a personal representation, undertaking and agreement of the Trust Company but for the purpose of binding only Site Lessee, (c) nothing herein contained shall be construed as creating any liability on the Trust Company, individually or personally, to perform any covenant either expressed or implied herein, all such liability, if any, being expressly waived by the parties hereto, and (d) under no circumstances shall the Trust Company be personally liable for the payment of any indebtedness or expenses of Site Lessee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Site Lessee under this Site Lease. Notwithstanding the foregoing, the Trust Company is an intended beneficiary of this Site Lease.

[Signature page follows]

                IN WITNESS WHEREOF, the parties hereto have caused this Site Lease to be duly executed by their respective officers thereto duly authorized as of the day and year first above written.

SITE LESSOR:

FIRSTENERGY GENERATION CORP.

By: /s/ James F. Pearson
Name: James F. Pearson
Title: Vice President and Treasurer

SITE LESSEE:

MANSFIELD 2007 TRUST A

By: U.S. BANK TRUST NATIONAL ASSOCIATION Not in its individual capacity, but solely as Owner Trustee

By: /s/ Mildred F. Smith
Name: Mildred F. Smith
Title: Vice President

Exhibit A to Site Lease

Legal Description and Site Lease Terms Relating Thereto

Legal Description of Facility Site

ALL that certain piece or parcel of land lying and being situate in the Borough of Shippingport, County of Beaver, and Commonwealth of Pennsylvania, and being more particularly bounded and described as follows:

                BEGINNING at a concrete monument a the intersection of the Pennsylvania Power Company’s Bruce Mansfield Plant South property line with the Westerly right-of-way of the New Cumberland and Pittsburgh Railroad (now Penn Central Railroad) said concrete monument bears South 85° 11’ East, a distance of 152.70 feet, and South 33° 16’ East, a distance of 324.80 feet from the Grantor’s Southwest property corner; thence from said concrete monument South 51° 00’ East, a distance of 187.39 feet to a point, said point bears North 51° 00’ West, a distance of 8.00 feet from the East-West baseline column row (P) of the Bruce Mansfield Plant; thence North 39° 00’ East, a distance of 2,010.35 feet to the North-South baseline column row (10) and the true place of beginning of the premises herein to be described and being the Southwest corner of the base of Unit No. 1; thence with the Westerly edge of said base slab and parallel to column row (P) and North 53° 00’ West, a distance of 8.00 feet therefrom; North 39° 00’ East, a distance of 280.00 feet to the Northwest corner of said base slab; thence from the Northwest corner of said base slab, and parallel to column row (I) and North 39° 00’ East, a distance of 6.00 feet therefrom; thence South 51°00’ East, a distance of 164.00 feet to a corner of said slab; thence paralleled to column row (J) and South 51° 00’ East, a distance of 6.00 feet therefrom; thence South 39° 00’ West ,a distance of 26.00 feet to another corner which bears North 39° 00’ East, a distance of 6.00 feet from column row (2); thence continuing with the edge of said base slab and parallel to column row (2) South 51° 00’ East, a distance of 258.75 feet to the northeast corner of said base slab; thence continuing with the edge of said slab and parallel to column row (A) and South 51° 00’ East, a distance of 6.00 feet therefrom, South 39° 00’ West, a distance of 254.00 feet to the Southwest corner of said base slab; thence with the North-South baseline and column row (10), North 51° 00’ West, a distance of 422.75 feet to the Southwest corner of said base slab and the place of beginning, containing 111,643 square feet or 2.563 acres;

Together with the easements appurtenant set forth in that certain Indenture, dated August 13, 1974 between Lee E. Whitmire, Jr., Trustee and The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company, and The Toledo Edison Company, recorded in the Office of the Recorder of Deeds of Beaver County Pennsylvania on August 16, 1974, in Deed Book 1029, Page 456.